INDEPENDENT AUDITORS' CONSENT

The Stockholders and Board of Directors
Global Technologies, Ltd.:

We consent to the use of our report dated September 27, 2000, except for Note 20(f) to the consolidated financial statements which is as of October 4, 2000 which is included in Global Technologies, Ltd. June 30, 2000 Form 10-KSB/A, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement on Form S-3.


/s/ KPMG LLP

Phoenix, Arizona
October 10, 2000